Exhibit 99.1
Exterran Holdings and Exterran Partners Report
First Quarter 2011 Results

HOUSTON, May 5, 2011 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the first quarter 2011.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported a net loss attributable to Exterran stockholders for the first quarter 2011 of $30.0 million, or $0.48 per diluted share, compared to net loss attributable to Exterran stockholders for the fourth quarter 2010 of $118.0 million, or $1.90 per diluted share, and net income attributable to Exterran stockholders for the first quarter 2010 of $16.7 million, or $0.27 per diluted share.

Net loss from continuing operations attributable to Exterran stockholders for the first quarter 2011 was $27.9 million, or $0.45 per diluted share.  Net loss from continuing operations attributable to Exterran stockholders, excluding charges, was $32.0 million, or $0.51 per diluted share, for the fourth quarter 2010 and $1.5 million, or $0.02 per diluted share, for the first quarter 2010.

Revenue was $618.5 million for the first quarter 2011, compared to $615.8 million for the fourth quarter 2010 and $576.3 million for the first quarter 2010.  EBITDA, as adjusted (as defined below), was $94.3 million for the first quarter 2011, compared to $103.8 million for the fourth quarter 2010 and $123.9 million for the first quarter 2010.

Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer, said, “Revenue increased on a sequential and year-over-year basis driven by strong industry activity in North America, particularly around shale play development.  We expect North America activity to remain strong through 2011 and international demand for our products and services to increase, but the timing of that increase is difficult to predict.  Overall, we believe we are well positioned to benefit from infrastructure development opportunities around the world with our comprehensive, diversified product and service set and geographic footprint.  We were also able to enhance our capital position during the first quarter as Exterran Holdings sold 5.9 million common units representing limited partner interests in Exterran Partners in March 2011 for net proceeds to Exterran Holdings of approximately $162 million.”

Exterran Partners, L.P. Financial Results
Exterran Partners reported revenue of $68.7 million for the first quarter 2011, compared to $68.4 million for the fourth quarter 2010 and $52.7 million for the first quarter 2010.  Net income was $0.2 million for the first quarter 2011, or a loss of $0.01 per diluted limited partner unit, compared to a net loss of $23.5 million, or a loss of $0.73 per diluted limited partner unit, for the fourth quarter 2010, and net income of $1.4 million, or net earnings of $0.05 per diluted limited partner unit, for the first quarter 2010.  Net income for the fourth quarter 2010 was $1.2 million, or $0.02 per diluted limited partner unit, excluding a $24.7 million non-cash fleet impairment charge.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $31.2 million for the first quarter 2011, compared to $31.4 million for the fourth quarter 2010 and $22.4 million for the first quarter 2010.  Distributable cash flow (as defined below) totaled $21.1 million for the first quarter 2011, compared to $20.4 million for the fourth quarter 2010 and $14.4 million for the first quarter 2010.

“First quarter highlights for Exterran Partners included a solid operating performance and 1.30 times distributable cash flow coverage,” commented Mr. Danner, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.  “In March 2011, we obtained an increase in the total commitment under Exterran Partners’ credit facility of $150 million to $700 million, which we believe will enhance our ability to execute our growth strategy and deliver long-term value to our unitholders.”

For the first quarter of 2011, Exterran Partners’ quarterly cash distribution is $0.4775 per limited partner unit, or $1.91 per limited partner unit on an annualized basis. The first quarter 2011 distribution was $0.005 higher than the fourth quarter 2010 distribution of $0.4725 per limited partner unit and $0.015 higher than the first quarter 2010 distribution of $0.4625 per limited partner unit.

The cash distribution to be received by Exterran Holdings based upon its unit ownership and general partner interest in Exterran Partners is approximately $6.9 million for the first quarter 2011.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their first quarter 2011 earnings release:

•
Teleconference: Thursday, May 5, 2011 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-1671.  International participants should dial 847-413-3362 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 29659589.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, May 5, 2011, until 2:00 p.m. Eastern Time on Thursday, May 12, 2011. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or 630-652-3042 internationally, and enter access code 29659589.

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With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges and other charges.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, and non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to early terminate interest rate swaps) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has over 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings owns an equity interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; Exterran Holdings’ intention to continue to offer the balance of its U.S. contract operations business to Exterran Partners; and Exterran Partners’ commitment to growing and increasing distributions.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2010, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2010, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Revenues:
North America contract operations	$151,054	$151,383	$152,627
International contract operations	105,681	112,438	109,740
Aftermarket services	81,698	86,063	70,323
Fabrication	280,046	265,896	243,618
	618,479	615,780	576,308

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	80,509	76,219	71,375
International contract operations	40,966	44,693	40,855
Aftermarket services	72,538	75,688	56,612
Fabrication	239,291	229,735	196,873
Selling, general and administrative	91,281	91,809	84,051
Depreciation and amortization	90,478	105,012	91,775
Long-lived asset impairment	-	142,205	1,707
Interest expense	37,170	37,557	32,934
Equity in loss of non-consolidated affiliates	-	261	-
Other (income) expense, net	(414)	(6,154)	(2,183)
	651,819	797,025	573,999

Income (loss) before income taxes	(33,340)	(181,245)	2,309
Benefit from income taxes	(5,014)	(55,708)	(3,999)
Income (loss) from continuing operations	(28,326)	(125,537)	6,308
Income (loss) from discontinued operations, net of tax	(2,138)	(2,734)	10,425
Net income (loss)	(30,464)	(128,271)	16,733
Less: net (income) loss attributable to the noncontrolling interest	434	10,243	(71)
Net income (loss) attributable to Exterran stockholders	$(30,030)	$(118,028)	$16,662

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.45)	$(1.85)	$0.10
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.03)	(0.05)	0.17
Net income (loss) attributable to Exterran stockholders	$(0.48)	$(1.90)	$0.27
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.45)	$(1.85)	$0.10
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.03)	(0.05)	0.17
Net income (loss) attributable to Exterran stockholders	$(0.48)	$(1.90)	$0.27
Weighted average common and equivalent shares outstanding:
Basic	62,418	62,164	61,836
Diluted	62,418	62,164	62,546

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$(27,892)	$(115,294)	$6,237
Income (loss) from discontinued operations, net of tax	(2,138)	(2,734)	10,425
Net income (loss) attributable to Exterran stockholders	$(30,030)	$(118,028)	$16,662

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Revenues:
North America contract operations	$151,054	$151,383	$152,627
International contract operations	105,681	112,438	109,740
Aftermarket services	81,698	86,063	70,323
Fabrication	280,046	265,896	243,618
Total	$618,479	$615,780	$576,308

Gross Margin (1):
North America contract operations	$70,545	$75,164	$81,252
International contract operations	64,715	67,745	68,885
Aftermarket services	9,160	10,375	13,711
Fabrication	40,755	36,161	46,745
Total	$185,175	$189,445	$210,593

Selling, General and Administrative	$91,281	$91,809	$84,051
% of Revenues	15%	15%	15%

EBITDA, as adjusted (1)	$94,308	$103,790	$123,862
% of Revenues	15%	17%	21%

Capital Expenditures	$51,412	$67,528	$47,861
Less: Proceeds from Sale of PP&E	(27,499)	(5,695)	(5,386)
Net Capital Expenditures	$23,913	$61,833	$42,475

Gross Margin Percentage:
North America contract operations	47%	50%	53%
International contract operations	61%	60%	63%
Aftermarket services	11%	12%	19%
Fabrication	15%	14%	19%
Total	30%	31%	37%

Total Available Horsepower (at period end):
North America contract operations	3,704	3,701	4,293
International contract operations	1,197	1,200	1,232
Total	4,901	4,901	5,525

Total Operating Horsepower (at period end):
North America contract operations	2,844	2,837	2,838
International contract operations	980	981	1,022
Total	3,824	3,818	3,860

Total Operating Horsepower (average):
North America contract operations	2,841	2,826	2,855
International contract operations	979	1,007	1,026
Total	3,820	3,833	3,881

Horsepower Utilization (at period end):
North America contract operations	77%	77%	66%
International contract operations	82%	82%	83%
Total	78%	78%	70%

Fabrication Backlog:
Compression & accessory	$250,123	$220,254	$276,966
Production & processing equipment	500,844	483,275	488,204
Total	$750,967	$703,529	$765,170

Debt to Capitalization:
Debt	$1,739,583	$1,897,147	$2,143,945
Exterran stockholders' equity	1,679,860	1,609,448	1,654,724
Capitalization	$3,419,443	$3,506,595	$3,798,669
Total Debt to Capitalization	50.9%	54.1%	56.4%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(30,464)	$(128,271)	$16,733
Income (loss) from discontinued operations, net of tax	(2,138)	(2,734)	10,425
Income (loss) from continuing operations	(28,326)	(125,537)	6,308
Depreciation and amortization	90,478	105,012	91,775
Long-lived asset impairment	-	142,205	1,707
Investment in non-consolidated affiliates impairment	-	261	-
Interest expense	37,170	37,557	32,934
Gain on sale of our investment in the subsidiary that owns the barge mounted processing plant and
other related assets used on the Cawthorne Channel Project	-	-	(4,863)
Benefit from income taxes	(5,014)	(55,708)	(3,999)
EBITDA, as adjusted (1)	94,308	103,790	123,862
Selling, general and administrative	91,281	91,809	84,051
Equity in loss of non-consolidated affiliates	-	261	-
Investment in non-consolidated affiliates impairment	-	(261)	-
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	-	-	4,863
Other (income) expense, net	(414)	(6,154)	(2,183)
Gross Margin (1)	$185,175	$189,445	$210,593

Net income (loss) attributable to Exterran stockholders	$(30,030)	$(118,028)	$16,662
(Income) loss from discontinued operations	2,138	2,734	(10,425)
Charges, after-tax:
Long-lived asset impairment (including the impact on minority interest)	-	83,080	1,075
Investment in non-consolidated affiliates impairment	-	261	-
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	-	-	(8,807)
Net loss from continuing operations attributable to Exterran stockholders, excluding charges	$(27,892)	$(31,953)	$(1,495)

Diluted Income (loss) from continuing operations attributable to Exterran stockholders per common share	$(0.45)	$(1.85)	$0.10
Adjustment for charges, after-tax, per common share	-	1.34	(0.12)
Diluted net loss from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1)	$(0.45)	$(0.51)	$(0.02)

(1) Management believes disclosure of EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Revenue	$68,729	$68,415	$52,710

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	37,052	35,446	25,851
Depreciation and amortization	14,149	15,180	11,878
Long-lived asset impairment	-	24,652	231
Selling, general and administrative	10,216	10,112	7,695
Interest expense	7,075	6,601	5,692
Other (income) expense, net	(221)	(241)	(236)
Total costs and expenses	68,271	91,750	51,111
Income (loss) before income taxes	458	(23,335)	1,599
Income tax expense	235	162	173
Net income (loss)	$223	$(23,497)	$1,426

General partner interest in net income (loss)	$572	$49	$340

Limited partner interest in net income (loss)	$(349)	$(23,546)	$1,086

Weighted average limited partners' units outstanding:
Basic	32,107	32,091	23,871

Diluted	32,107	32,091	23,876

Earnings (loss) per limited partner unit:
Basic	$(0.01)	$(0.73)	$0.05

Diluted	$(0.01)	$(0.73)	$0.05

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	March 31,		December 31,		March 31,
	2011		2010		2010

Revenue	$68,729		$68,415		$52,710

Gross Margin, as adjusted (1)	$38,554		$38,786		$29,653

EBITDA, as further adjusted (1)	$31,175		$31,427		$22,384
% of Revenue	45%		46%		42%

Capital Expenditures	$6,891		$6,535		$2,570
Less: Proceeds from Sale of Compression Equipment	(1,036)		(547)		(530)
Net Capital Expenditures	$5,855		$5,988		$2,040

Gross Margin percentage, as adjusted	56%		57%		56%

Distributable cash flow (2)	$21,064		$20,372		$14,397

Distributions per Limited Partner Unit	$0.4775		$0.4725		$0.4625
Distribution to All Unitholders, including Incentive Distributions	$16,243		$16,003		$11,589
Distributable Cash Flow Coverage	1.30	x	1.27	x	1.24	x

	March 31,		December 31,		March 31,
	2011		2010		2010

Debt	$450,000		$449,000		$430,500
Total Partners' Capital	$348,692		$350,737		$253,057
Total Debt to Capitalization	56%		56%		63%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$223	$(23,497)	$1,426
Income tax expense	235	162	173
Depreciation and amortization	14,149	15,180	11,878
Long-lived asset impairment	-	24,652	231
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	9,129	7,780	2,794
Non-cash selling, general and administrative costs	364	549	190
Interest expense, net of interest income	7,075	6,601	5,692
EBITDA, as further adjusted (1)	31,175	31,427	22,384
Cash selling, general and administrative costs	9,852	9,563	7,505
Less: cap on selling, general and administrative costs provided by EXH	(2,252)	(1,963)	-
Less: other (income) expense, net	(221)	(241)	(236)
Gross Margin, as adjusted (1)	$38,554	$38,786	$29,653
Other income (expense), net	221	241	236
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(212)	(242)	(247)
Less: Cash interest expense	(4,207)	(4,469)	(5,420)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(7,600)	(7,600)	(7,505)
Less: Income tax expense	(235)	(162)	(173)
Less: Maintenance capital expenditures	(5,457)	(6,182)	(2,147)
Distributable cash flow (2)	$21,064	$20,372	$14,397

Cash flows from operating activities	$15,887	$6,585	$15,773
Provision for doubtful accounts	(33)	(700)	-
Cap on operating and selling, general and administrative costs provided by EXH	9,129	7,780	2,794
Maintenance capital expenditures	(5,457)	(6,182)	(2,147)
Change in current assets/liabilities	1,538	12,889	(2,023)
Distributable cash flow (2)	$21,064	$20,372	$14,397

Net income (loss)	$223	$(23,497)	$1,426
Long-lived asset impairment	-	24,652	231
Net income, excluding charge	$223	$1,155	$1,657

Diluted earnings (loss) per limited partner unit	$(0.01)	$(0.73)	$0.05
Adjustment for charge per limited partner unit	-	0.75	-
Diluted earnings (loss) per limited partner unit, excluding charge (1)	$(0.01)	$0.02	$0.05

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Total Available Horsepower (at period end) (1)	1,590	1,572	1,318

Total Operating Horsepower (at period end) (1)	1,384	1,384	1,060

Average Operating Horsepower	1,387	1,364	1,060

Horsepower Utilization:
Spot (at period end)	87%	88%	80%
Average	88%	82%	81%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,999	1,944	1,805

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	3,611	3,607	4,185

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	55%	54%	43%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,786	2,779	2,785

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	72%	70%	65%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower (in thousands) of 304, 278 and 183 at March 31, 2011, December 31, 2010 and March 31, 2010, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower (in thousands) of 27, 18 and 17 at March 31, 2011, December 31, 2010 and March 31, 2010, respectively.